UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2017, M+W U.S., Inc. (“M+W”) and Athenex, Inc. (the “Company”) entered into a Standard Form of Agreement (the “Agreement”) whereby M+W will be responsible for the design and construction of a new, approximately 320,000 square foot pharmaceutical manufacturing facility (the “Facility”) in Dunkirk, New York (the “Work”). The cost of the Work is estimated to cost between $205,000,000 and $210,000,000 and will be paid in part by the State of New York pursuant to a previously disclosed grant to the Company of up to $200,000,000 (the “Grant”), with the remaining amount being paid by the Company. The payments for the Work will be made over time based upon completion of certain milestones under the Agreement. The New York State Empire State Development Corporation must approve any payment from the Grant funds.

The Grant for the Facility was made in connection with the Agreement for Medical Technology Research, Development, Innovation, and Commercialization Alliance between the Company and Fort Schuyler Management Company, a not-for-profit corporation organized by the State of New York (“FSMC”), dated May 21, 2015, as amended (the “Alliance Agreement”), which is Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 12, 2017.

The foregoing description of the Agreement provided above is qualified in its entirety by reference to the full and complete text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: January 5, 2018	/s/ Li Shen
	Name:	Li Shen
	Title:	Vice President of Financial Reporting and Acting Chief Accounting Officer